Exhibit 10.3

APPFOLIO, INC.

2007 STOCK INCENTIVE PLAN

(Amending and Restating the AppFolio, LLC 2006 Equity Incentive Plan)

This 2007 STOCK INCENTIVE PLAN (the “Plan”) is hereby established by AppFolio, Inc., a Delaware corporation (the “Company”), as of February 14, 2007 (the “Effective Date”), in order to amend and restate the AppFolio, LLC 2006 Equity Incentive Plan.

RECITALS

WHEREAS, AppFolio, LLC, a Delaware limited liability company (“AppFolio, LLC”) adopted the 2006 Equity Incentive Plan (“Prior Agreement”) as of October 12, 2006;

WHEREAS, AppFolio, LLC has converted into the Company;

WHEREAS, the Board (as defined below) and a majority of the unit holders of the AppFolio, LLC and the stockholders of the Company, have elected to amend and restate the Prior Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Prior Agreement is completely amended and restated, as of the Effective Date, to read as follows:

ARTICLE 1.

PURPOSES OF THE PLAN

1.1 Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1 Administrator. “Administrator” means the Board, or if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2 Affiliated Company. “Affiliated Company” means any “Parent” or “Subsidiary” of the Company, whether now existing or hereafter created or acquired.

2.3 Board. “Board” means the Board of Directors of the Company.

2.4 Change in Control. “Change in Control” means:

(a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (i) or (ii) any such merger or consolidation involving the Company or a subsidiary of the Company in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than a majority by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a subsidiary of the Company of all or substantially all the assets of the Company and the subsidiary of the Company taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company);

(c) the sale or transfer, in a single transaction or series of related transactions, by the stockholders of the Company of more than a majority by voting power of the then-outstanding capital stock of the Company to any person or entity or group of affiliated persons or entities; or

(d) the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.5 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 Committee. “Committee” means a committee of one or more persons appointed by the Board to administer the Plan, as set forth in Section 7.1 hereof.

2.7 Common Stock. “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

2.8 Consultant. “Consultant” means any consultant or advisor if: (i) the consultant or advisor renders bona fide services to the Company or any Affiliated Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person who has contracted directly with the Company or any Affiliated Company to render such services.

2.9 Continuous Service. “Continuous Service” means (i) employment by the Company, or by a Parent or Subsidiary (as such terms are defined herein) of the Company, or by a corporation or other entity issuing or assuming an option in a transaction similar to those transactions described in Section 424(a) of the Code, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employers, if applicable, or (ii) so long as a Participant is engaged as a consultant or Service Provider to the Company or other entity referred to in clause (i) above.

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2.10 Covered Employee. “Covered Employee” means the chief executive officer of the Company (or the individual acting in such capacity) and the four (4) other individuals that are the highest compensated officers of the Company for the relevant taxable year for whom total compensation is required to be reported to stockholders under the Exchange Act. Provisions in this Plan making reference to a Covered Employee shall apply only at such time that the Company is Publicly Held.

2.11 Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.12 Effective Date. “Effective Date” means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

2.13 Exchange Act. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.14 Exercise Price. “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

2.15 Fair Market Value. “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day for which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

2.16 Incentive Option. “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.17 Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

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2.18 NASD Dealer. “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

2.19 Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

2.20 Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.21 Option. “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.22 Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.23 Optionee. “Optionee” means a Participant who holds an Option.

2.24 Parent. “Parent” means “Parent Corporation” as that term is defined in Section 424(e) of the Code.

2.25 Participant. “Participant” means an individual or entity who holds an Option or Restricted Stock under the Plan.

2.26 Publicly Held. “Publicly Held” means, with respect to the Company, any point in time in which any class of common equity securities of the Company are required to be registered under Section 12 of the Exchange Act.

2.27 Purchase Price. “Purchase Price” means the purchase price per share of Restricted Stock.

2.28 Restricted Stock. “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.29 Service Provider. “Service Provider” means a Consultant or other natural person the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company (or any entity that is a successor to the Company) or an Affiliated Company has a significant ownership interest.

2.30 Subsidiary. “Subsidiary” means “subsidiary corporation” as that term is defined in Section 424(f) of the Code.

2.31 Stock Purchase Agreement. “Stock Purchase Agreement” means the written agreement entered into between the Company and a Participant with respect to the purchase of Restricted Stock under the Plan.

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2.32 10% Stockholder. “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3.

ELIGIBILITY

3.1 Incentive Options. Only employees of the Company or of an Affiliated Company (including officers of the Company and members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2 Nonqualified Options and Restricted Stock. Employees of the Company or of an Affiliated Company, officers of the Company and members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or acquire Restricted Stock under the Plan.

3.3 Section 162(m) Limitation. Subject to the provisions of Section 4.2, no employee of the Company or of an Affiliated Company shall be eligible to be granted Options covering more than 645,200 shares of Common Stock during any calendar year. The foregoing shall not apply, however, until the first date upon which the Company is Publicly Held, and following the date that the Company is Publicly Held, this Section 3.3 shall not apply until the earliest time as required by Section 162(m) of the Code and the rules and regulations thereunder.

ARTICLE 4.

PLAN SHARES

4.1 Shares Subject to the Plan.

(a) A total of 3,630,000 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Restricted Stock granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company which were initially the subject of an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option, or such Stock Purchase Agreement, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

(b) A total of 3,630,000 shares of Common Stock may be issued pursuant to Incentive Options, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be automatically made to the aggregate

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number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements and Stock Purchase Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement that shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement; provided, however, that any changes or amendments to the terms of Section 2 or 3 of any Option Agreement shall require the approval of the Board of Directors.

5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Incentive Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, and (b) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted. The Exercise Price per share of Common Stock covered by each Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted. However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.3 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock acquired pursuant to the exercise of an Option (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee’s promissory note in a form and on terms acceptable to the Administrator; provided that an amount equal to at least the aggregate par value of the shares purchased upon exercise of an Option shall be paid in such other form of consideration permitted under the Delaware General Corporation Law; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the

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Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator. An Option granted to an employee who is not an officer, a director or Consultant of the Company must vest at a rate of at least twenty percent (20%) per year over a period of five (5) years from the date of grant, subject to reasonable conditions such as continued employment. Notwithstanding the foregoing, to the extent required by applicable law, each Option shall provide that the Optionee shall have the right to exercise the vested portion of any Option held at termination for at least thirty (30) days following termination for any reason, and that the Optionee shall the right to exercise the Option for at least six (6) months if such termination was due to the death or Disability of the Optionee.

5.6 Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

5.7 No transferability of Options. Except as otherwise provided by the Administrator in an Option Agreement and as permissible under applicable law, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee.

5.8 Rights as Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised, and certificates representing shares purchased upon such exercise have been issued to such person.

5.9 Unvested Shares. The Administrator shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease being an employee, a Service Provider, an officer, director or Consultant of the Company while owning such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right. The Administrator may not impose a vesting schedule upon any Option grant

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or the shares of Common Stock subject to that Option that is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the Option grant date. However, the foregoing limitation shall not be applicable to any Option grants made to individuals who are officers, directors or Consultants of the Company.

ARTICLE 6.

RESTRICTED STOCK

6.1 Issuance and Sale of Restricted Stock. The Administrator shall have the right to issue shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives. The Purchase Price of Restricted Stock shall be determined by the Administrator, provided that (a) the Purchase Price shall not be less than eighty-five percent (85%) of Fair Market Value of the stock on the date the Restricted Stock is granted or at the time the purchase is consummated, or (b) if the person to whom a right to purchase Restricted Stock is granted is a ten percent (10%) Stockholder on the date of grant, the Purchase Price shall not be less than one hundred percent (100%) of Fair Market Value of the stock on the date the Restricted Stock is granted or at the time the purchase is consummated.

6.2 Restricted Stock Purchase Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Stock Purchase Agreement until the Participant has paid the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and has executed and delivered to the Company the Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

6.3 Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant that have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the Participant’s promissory note in a form and on terms acceptable to the Administrator; provided that an amount equal to at least the aggregate par value of the shares purchased pursuant to a Stock Purchase Agreement shall be paid in such other form of consideration permitted under Delaware General Corporation Law; (e) the cancellation of indebtedness of the Company to the Participant; (f) the waiver of compensation due or accrued to the Participant for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

6.4 Rights as a Stockholder. Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock purchased pursuant to a Stock Purchase Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

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6.5 Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide that, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, (provided that the right to repurchase at the original Purchase Price shall lapse at the rate of at least twenty percent (20%) per year over five (5) years from the date of the Stock Purchase Agreement for Participants other than officers, directors and Consultants of the Company), and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement. In any event, the right to repurchase must be exercised within sixty (60) days of the termination of a Participant’s Continuous Service and may be paid by the Company or its assignee, by cash, check, or cancellation of indebtedness within thirty (30) days of the expiration of the right to exercise.

6.6 Vesting of Restricted Stock. Subject to Section 6.5 above, the Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

6.7 Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

ARTICLE 7.

ADMINISTRATION OF THE PLAN

7.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of one (1) or more persons (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

7.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which Incentive Options or Nonqualified Options or rights to purchase Restricted Stock shall be granted, the number of shares to be represented by each Option and the number of shares of Restricted Stock to be offered, and the consideration to be received by the Company upon the exercise of such Options or sale of such Restricted Stock; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option or Stock Purchase Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement;

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(g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Restricted Stock; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

7.3 Limitation on Liability. No employee of the Company, or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 8.

CHANGE IN CONTROL

8.1 Change in Control. In order to preserve a Participant’s rights in the event of a Change in Control of the Company:

(a) The Administrator shall have the discretion to provide in each Option Agreement or Stock Purchase Agreement the terms and conditions that relate to (i) vesting of such Option or Restricted Stock in the event of a Change in Control, and (ii) assumption of such Options or Stock Purchase Agreements or issuance of comparable securities under an incentive program in the event of a Change in Control.

(b) If the terms of an outstanding Option Agreement provide for accelerated vesting in the event of a Change in Control, or to the extent that an Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(c) Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(d) The Administrator shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

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ARTICLE 9.

AMENDMENT AND TERMINATION OF THE PLAN

9.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

9.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Restricted Stock may be granted under the Plan thereafter, but Option Agreements and Stock Purchase Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 10.

TAX WITHHOLDING

10.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 11.

MISCELLANEOUS

11.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

11.2 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of

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any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

11.3 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

11.4 Stockholder Approval. The Company shall obtain stockholder approval of the Plan within twelve (12) months before or after the adoption of the Plan by the Board.

11.5 Annual and Other Periodic Reports. To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Participant, not less frequently than annually during the period such Participant has one or more Options or rights to purchase Restricted Stock outstanding, and in the case of an individual who acquires shares pursuant to the Plan, during the period such individual owns such shares, copies of annual financial statements. Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key employees, whose duties in connection with the Company assure their access to equivalent information.

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AMENDMENT TO APPFOLIO, INC. 2007 STOCK INCENTIVE PLAN

EFFECTIVE APRIL 15, 2008

Article 4, Section 4.1 of the 2007 Stock Incentive Plan of AppFolio, Inc., a Delaware corporation, is hereby amended and restated in full as follows:

“4.1 Shares Subject to the Plan.

a) A total of 7,260,000 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Restricted Stock granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company which were initially the subject of an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option, or such Stock Purchase Agreement, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

b) A total of 7,260,000 shares of Common Stock may be issued pursuant to Incentive Options, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.”

Except as stated above, all terms and conditions for the 2007 Stock Incentive Plan shall remain in full force and effect.

Second Amendment to 2007 Stock Incentive Plan

Effective February 13, 2009

Article 4, Section 4.1 of the 2007 Stock Incentive Plan of AppFolio, Inc., a Delaware corporation, is hereby amended and restated in full as follows:

“4.1 Shares Subject to the Plan.

(a) A total of 10,335,931 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Restricted Stock granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company which were initially the subject of an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option, or such Stock Purchase Agreement, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

(b) A total of 10,335,931 shares of Common Stock may be issued pursuant to Incentive Options, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.”

Except as stated above, all terms and conditions for the 2007 Stock Incentive Plan shall remain in full force and effect.

Third Amendment to 2007 Stock Incentive Plan

Effective January 25, 2011

Article 4, Section 4.1 of the 2007 Stock Incentive Plan of AppFolio, Inc., a Delaware corporation, is hereby amended and restated in full as follows:

“4.1 Shares Subject to the Plan.

(a) A total of 12,835,931 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Restricted Stock granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company which were initially the subject of an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option, or such Stock Purchase Agreement, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

(b) A total of 12,835,931 shares of Common Stock may be issued pursuant to Incentive Options, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.”

Except as stated above, all terms and conditions for the 2007 Stock Incentive Plan shall remain in full force and effect.

FOURTH AMENDMENT TO STOCK INCENTIVE PLAN

Effective February 28, 2013

Article 4, Section 4.1 of the 2007 Stock Incentive Plan of AppFolio, Inc., a Delaware corporation, is hereby amended and restated in full as follows:

“4.1 Shares Subject to the Plan.

(a) A total of 14,335,931 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Restricted Stock granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company which were initially the subject of an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option, or such Stock Purchase Agreement, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

(b) A total of 14,335,931 shares of Common Stock may be issued pursuant to Incentive Options, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.”

Except as stated above, all terms and conditions for the 2007 Stock Incentive Plan shall remain in full force and effect.

Fifth Amendment to 2007 Stock Incentive Plan

Effective September 5, 2014

Article 4, Section 4.1 of the 2007 Stock Incentive Plan of AppFolio, Inc., a Delaware corporation, is hereby amended and restated in its entirety to read as follows:

“4.1 Shares Subject to the Plan.

(a) A total of 17,019,995 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Restricted Stock granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company which were initially the subject of an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option, or such Stock Purchase Agreement, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

(b) A total of 17,019,995 shares of Common Stock may be issued pursuant to Incentive Options, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.”

Except as stated above, all terms and conditions for the 2007 Stock Incentive Plan shall remain in full force and effect.

AppFolio, Inc.

2007 Stock Incentive Plan

NOTICE OF STOCK OPTION GRANT

AppFolio, Inc., a Delaware corporation (the “Company”) pursuant to its 2007 Stock Incentive Plan (the “Plan”), hereby grants to Optionee listed below (“Optionee”), an option (the “Option”) to purchase all or any portion of the number of shares of the Company’s COMMON Stock (the “Shares”) set forth below, subject to the terms and conditions of this Notice of Stock Option Grant and Stock Option Agreement, the attached Plan and the attached Notice of Exercise of Stock Option and Investment. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Stock Option Grant and the Stock Option Agreement.

Name of Optionee: ###PARTICIPANT_NAME###

Grant ID: ###EMPLOYEE_GRANT_NUMBER###

Grant Date: ###GRANT_DATE###

Vesting Start Date: ###ALTERNATIVE_VEST_BASE_DATE###

Total Number of Shares Granted: ###TOTAL_AWARDS###

Exercise Price Per Share: ###GRANT_PRICE###

Total Exercise Price: ###TOTAL_EXERCISE_PRICE###

Expiration Date: ###EXPIRY_DATE###

Type of Option Grant: ###DICTIONARY_AWARD_NAME###

Vesting Schedule: ###VEST_SCHEDULE_TABLE###

Exercise Schedule: Same as Vesting Schedule

[STOCK OPTION AGREEMENT TO BE INSERTED HERE]

Additional Terms / Acknowledgements: By clicking “Agree” on the button below, Optionee hereby acknowledges receipt of this Notice of Stock Option Grant, the Stock Option Agreement, the Plan, and the Notice of Exercise of Stock Option and Investment Representations, and accepts this Option subject to all of the terms and provisions thereof. Optionee further represents that he or she has reviewed this Notice of Stock Option Grant, the Stock Option Agreement, the Plan, and the Notice

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of Exercise of Stock Option and Investment Representations and has had an opportunity to obtain the advice of counsel prior to accepting the Option, and fully understands and agrees to be bound by the terms and conditions thereof.

The right of the Optionee to exercise this Option may terminate earlier than the Expiration Date set forth above, as set forth in the Stock Option Agreement.

By clicking “Disagree” on the button below, Optionee declines to accept the grant of this Option, at which time the Option shall be cancelled in its entirety.

AppFolio, Inc.

/s/ Brian Donahoo

Brian Donahoo

President & CEO

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APPFOLIO, INC.

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) is entered into by and between AppFolio, Inc., a Delaware corporation (the “Company”), and the Optionee pursuant to the Company’s 2007 Stock Incentive Plan (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

1. Grant of Option. The Company hereby grants to Optionee an option (the “Option”) to purchase all or any portion of the shares of the Common Stock of the Company (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”) at a purchase price per share set forth in the Notice (the “Exercise Price”), subject to the terms and conditions set forth herein and the provisions of the Plan. If the Type of Option Grant indicated in the Notice is “Incentive Stock Option” then this Option is intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code of l986, as amended (the “Code”). If this Option fails in whole or in part to qualify as an incentive stock option, or if the the Type of Option Grant indicated in the Notice is “Nonstatutory Stock Option”, then this Option shall to that extent constitute a nonstatutory stock option.

2. Vesting of Option. The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment (“Vested Shares”). Twenty-five percent (25%) of the Shares shall become Vested Shares on the first anniversary of the Vesting Start Date set forth in the Notice, and, thereafter, the balance of the Shares shall become Vested Shares in a series of thirty-six (36) successive equal monthly installments for each full month of Continuous Service provided by the Optionee, such that 100% of the Shares shall become Vested Shares on the fourth (4th) anniversary of the Vesting Start Date if Optionee’s Continuous Service has not terminated prior to that date.

No additional Shares shall vest after the date of termination of Optionee’s “Continuous Service” (as defined below), but this Option shall continue to be exercisable in accordance with Section 3 hereof with respect to that number of shares that have vested as of the date of termination of Optionee’s Continuous Service.

For purposes of this Agreement, the term “Continuous Service” means (i) employment by either the Company or any Parent or Subsidiary (as such terms are defined in the Plan) of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Optionee resigns, is removed from office, or Optionee’s term of office expires and he or she is not reelected, or (iii) so long as Optionee is engaged as a Consultant or other Service Provider.

3. Term of Option. The right of the Optionee to exercise this Option shall terminate upon the first to occur of the following:

(a) the expiration of ten (10) years from the date of this Agreement;

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(b) the expiration of one (1) year from the date of termination of Optionee’s Continuous Service if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of the Code);

(c) the expiration of one (1) year from the date of termination of Optionee’s Continuous Service if such termination is due to Optionee’s death or if death occurs during the three-month period following termination of Optionee’s Continuous Service pursuant to Section 3(d) below;

(d) the expiration of three (3) months from the date of termination of Optionee’s Continuous Service if such termination occurs for any reason other than permanent disability, death, or cause; provided, however, that if Optionee dies during such three-month period the provisions of Section 3(c) above shall apply;

(e) the termination of Optionee’s Continuous Service, if such termination is for cause; or

(f) upon the consummation of a “Change in Control” (as defined in Section 2.4 of the Plan), unless otherwise provided pursuant to Section 10 below.

4. Exercise of Option. On or after the vesting of any portion of this Option in accordance with Sections 2 or 10 hereof, and until termination of the right to exercise this Option in accordance with Section 3 above, the portion of this Option that has vested may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

(a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased), with any partial exercise being deemed to cover first vested Shares and then the earliest vesting installments of unvested Shares;

(b) a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of Section 5.3 of the Plan);

(c) a check or cash in the amount reasonably requested by the Company to satisfy the Company’s withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee’s wages, bonus or other compensation payable to Optionee, or by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee in accordance with Section 10.1 of the Plan, provided such arrangements satisfy the requirements of applicable tax laws); and

(d) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.

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5. Death of Optionee; No Assignment. The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee’s Continuous Service terminates as a result of his or her death, and provided Optionee’s rights hereunder shall have vested pursuant to Section 2 hereof, Optionee’s legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a “Successor”) shall succeed to the Optionee’s rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

6. Representations and Warranties of Optionee.

(a) Optionee represents and warrants that this Option is being acquired by Optionee for Optionee’s personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

(b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of l933, as amended (the “Securities Act”), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

(c) Optionee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and in the Plan.

7. Right of First Refusal.

(a) The Shares acquired pursuant to the exercise of this Option may be sold by the Optionee only in compliance with the provisions of this Section 7, and subject in all cases to compliance with the provisions of Section 6(b) hereof. Prior to any intended sale, Optionee shall first give written notice (the “Offer Notice”) to the Company specifying (i) his or her bona fide intention to sell or otherwise transfer such Shares, (ii) the name and address of the proposed purchaser(s), (iii) the number of Shares the Optionee proposes to sell (the “Offered Shares”), (iv) the price for which he or she proposes to sell the Offered Shares, and (v) all other material terms and conditions of the proposed sale.

(b) Within 30 days after receipt of the Offer Notice, the Company or its nominee(s) may elect to purchase all or any portion of the Offered Shares at the price and on the terms and conditions set forth in the Offer Notice by delivery of written notice (the “Acceptance Notice”) to the Optionee specifying the number of Offered Shares that the Company or its nominees

3

elect to purchase. Within 15 days after delivery of the Acceptance Notice to the Optionee, the Company and/or its nominee(s) shall deliver to the Optionee payment of the amount of the purchase price of the Offered Shares to be purchased pursuant to this Section 7, against delivery by the Optionee of a certificate or certificates representing the Offered Shares to be purchased, duly endorsed for transfer to the Company or such nominee(s), as the case may be. Payment shall be made on the same terms as set forth in the Offer Notice or, at the election of the Company or its nominees(s), by check or wire transfer of funds. If the Company and/or its nominee(s) do not elect to purchase all of the Offered Shares, the Optionee shall be entitled to sell the balance of the Offered Shares to the purchaser(s) named in the Offer Notice at the price specified in the Offer Notice or at a higher price and on the terms and conditions set forth in the Offer Notice; provided, however, that such sale or other transfer must be consummated within 60 days from the date of the Offer Notice and any proposed sale after such 60 day period may be made only by again complying with the procedures set forth in this Section 7.

(c) The Optionee may transfer all or any portion of the Shares to a trust established for the sole benefit of the Optionee and/or his or her spouse or children without such transfer being subject to the right of first refusal set forth in this Section 7, provided that the Shares so transferred shall remain subject to the terms and conditions of this Agreement and no further transfer of such Shares may be made without complying with the provisions of this Section 7.

(d) Any Successor of Optionee pursuant to Section 5 hereof, and any transferee of the Shares pursuant to this Section 7, shall hold the Shares subject to the terms and conditions of this Agreement and no further transfer of the Shares may be made without complying with the provisions of this Section 7.

(e) The rights provided the Company and its nominee(s) under this Section 7 shall terminate upon the closing of the initial public offering of shares of the Company’s Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

8. Restrictive Legends.

(a) Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which he or she resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary or advisable.

(b) In addition, all stock certificates evidencing the Shares shall be imprinted with a legend substantially as follows:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY AND/OR ITS NOMINEE(S), AS SET FORTH IN A STOCK OPTION AGREEMENT. TRANSFER OF THESE SHARES MAY BE MADE ONLY IN COMPLIANCE WITH THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SAID CORPORATION. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.”

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9. Adjustments Upon Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 4.2 of the Plan.

10. Change in Control. In the event of a Change in Control (as defined in Section 2.4 of the Plan):

(a) The right to exercise this Option shall accelerate automatically and vest in full (notwithstanding the provisions of Section 2 above) effective as of immediately prior to the consummation of the Change in Control unless this Option is to be assumed by the acquiring or successor entity (or parent thereof) or a new option or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below. If vesting of this Option will accelerate pursuant to the preceding sentence, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of this Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and (y) the aggregate Exercise Price for such Shares. If the vesting of this Option will accelerate pursuant to this subsection (a), then the Administrator shall cause written notice of the Change in Control transaction to be given to the Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

(b) The vesting of this Option shall not accelerate if and to the extent that: (i) this Option (including the unvested portion thereof) is to be assumed by the acquiring or successor entity (or parent thereof) or a new option of comparable value is to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) this Option (including the unvested portion thereof) is to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program (“New Incentives”) containing such terms and provisions as the Administrator in its discretion may consider equitable. If this Option is assumed, or if a new option of comparable value is issued in exchange therefor, then this Option or the new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of this Option or the new option shall remain the same as nearly as practicable.

(c) If the provisions of subsection (b) above apply, then this Option, the new option or the New Incentives shall continue to vest in accordance with the provisions of Section 2 hereof and shall continue in effect for the remainder of the term of this Option in accordance with the provisions of Section 3 hereof.

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11. Limitation of Company’s Liability for Nonissuance. The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to the Optionee pursuant to this Option. Inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority or approval shall not have been obtained.

12. No Employment Contract Created. Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Optionee’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved.

13. Rights as Stockholder. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a stockholder with respect to any Shares covered by this Option until such person has duly exercised this Option, paid the Exercise Price and become a holder of record of the Shares purchased.

14. “Market Stand-Off” Agreement.

(a) If requested by the Company or the managing underwriter pursuant to any proposed public offering of the Company’s securities, the Optionee hereby agrees that it shall not, directly or indirectly, sell, lend, pledge, offer, transfer, make any short sale of, sell any option or contract to purchase, contract to sell, purchase any option or contract to sell, grant any option, right or warrant for the purchase of, otherwise transfer or dispose of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares held by Optionee immediately prior to the effectiveness of the registration statement for such public offering for a period specified by the Company or the representative of the underwriters for such offering not to exceed one hundred eighty (180) days following the effective date of the public offering. Optionee further agrees to execute such agreements as may be reasonably requested by the Company or the managing underwriter in the public offering that are consistent with this Section 14 or that are necessary to give further effect thereto.

(b) In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Shares until the end of such period.

15. Interpretation. This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term “Administrator” shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

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16. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: President, and if to the Optionee, at his or her most recent address as shown in the employment or stock records of the Company.

17. Governing Law. The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of California.

18. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

19. Attorneys’ Fees. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover from the other party reasonable attorneys’ fees and any expert witness fees.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

21. California Corporate Securities Law. The sale of the shares that are the subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such shares or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of such shares is exempt from such qualification by Section 25100, 25102 or 25105 of the California Corporate Securities Law of l968, as amended. The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

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APPFOLIO, INC.

GRANT OF RESTRICTED STOCK

PURSUANT TO 2007 STOCK INCENTIVE PLAN

Dear [---------]:	Date: , 20

I am pleased to inform you that the Board of Directors of AppFolio, Inc. (the “Company”) has granted you a total of                      (                    ) restricted shares of the Company’s Common Stock (the “Shares”) at a purchase price of $             per share. This grant was granted as of         , 20        , pursuant to the Company’s 2007 Stock Incentive Plan (the “Plan”), and is evidenced by the Restricted Stock Purchase Agreement (the “Agreement”) that accompanies this letter.

A. Summary of Your Restricted Stock Grant.

Set forth below is a brief summary of your rights under the Agreement. The full terms and conditions of your grant are contained in the Agreement and the Plan. The following summary is qualified in its entirety by reference to those documents:

1. The Shares are subject to vesting over time, as specified in the Agreement, as well as other restrictions set forth in the Agreement and the Plan.

2. The Shares are subject to (i) repurchase by the Company upon termination of your service to the Company for any reason and (ii) a right of first refusal in favor of the Company in the event that you plan to sell the Shares.

3. If your service to the Company terminates, the Company has a right to repurchase the unvested Shares for the purchase price of such Shares.

4. The Shares are nontransferable except to a trust established for your benefit or for your spouse or children, and so long as the Shares remain subject to the provisions of the Agreement.

5. As described in the Summary of Tax Consequences included in the documents enclosed, under certain circumstances, you may benefit from making a timely election under Section 83(b) of the Internal Revenue Code with respect to your receipt of the Shares. This election must be made within thirty (30) days of the date you receive the Shares. We strongly urge you to consult with your personal tax advisor to determine if this would be an appropriate step for you to take. For your convenience, we have attached a form of 83(b) election to the Agreement.

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B. List of Documents Enclosed with this Letter.

Copies of the following documents accompany this letter. Please take read through the following materials and then keep them in a safe place for future reference.

1. Restricted Stock Purchase Agreement (two copies). Please sign both copies on page 10 to indicate your acceptance of the Agreement and return one signed copy to the Company. In addition, please sign the Stock Assignment Separate from Certificate. In addition, if applicable, please have your spouse sign the Consent and Ratification of Spouse. If the Spousal Consent is not applicable, please indicate such on the form.

2. AppFolio, Inc. 2007 Stock Incentive Plan.

3. Summary of Federal Income Tax Consequences Relating to Participation in the Company’s 2007 Stock Incentive Plan.

4. Promissory Note and Pledge Agreement.

5. 83(b) Election. As described above, the election must be made and filed with the Internal Revenue Service within thirty (30) days of the date you receive the Shares.

If you have any questions about your Agreement, please feel free to discuss them with me. On behalf of the Board of Directors, I want to congratulate you for being selected to receive this stock grant.

Sincerely,

2

APPFOLIO, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

UNDER

2007 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of                     , 200   by and between                      (hereinafter referred to as “Purchaser”), and AppFolio, Inc., a Delaware corporation (hereinafter referred to as the “Company”), pursuant to the Company’s 2007 Stock Incentive Plan (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

R E C I T A L S:

A. Purchaser is an employee, director, Consultant or other Service Provider, and in connection therewith has rendered services for and on behalf of the Company.

B. The Company desires to issue shares of common stock to Purchaser for the consideration set forth herein to provide an incentive for Purchaser to continue to provide “Continuous Service” (as defined below) to the Company and to exert added effort towards its growth and success.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1. Issuance of Shares. The Company hereby agrees to issue to Purchaser, and Purchaser hereby agrees to acquire, an aggregate of                      (                    ) shares of Common Stock of the Company (the “Shares”) on the terms and conditions herein set forth.

2. Consideration. The purchase price for the Shares shall be                      cents per share (the “Purchase Price”), which shall be paid by the delivery of Purchaser’s check payable to the Company contemporaneous with the execution and delivery of this Agreement.

3. Vesting of Shares. Subject to Section 4(f) below, twenty-five percent (25%) of the Shares shall vest and become “Vested Shares” on the first anniversary of the Vesting Commencement Date (as defined below). Thereafter, the balance of the Shares shall become Vested Shares in a series of thirty-six (36) successive equal monthly installments for each full month of Continuous Service (as defined below) provided by the Purchaser, such that 100% of the Shares will become Vested Shares on the fourth anniversary of the Vesting Commencement Date if Purchaser provides Continuous Services through that date. For these purposes, the Vesting Commencement Date shall mean                     . Shares which have not yet become vested are herein called “Unvested Shares.” No additional shares shall vest after the date of termination of Purchaser’s Continuous Service.

For purposes of this Agreement, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by any successor entity following a Change in Control, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Purchaser resigns, is removed from office, or Purchaser’s term of office expires and he or she is not reelected, or (iii) so long as Purchaser is engaged as a Consultant or other Service Provider.

4. Reconveyance Upon Termination of Service.

(a) Repurchase Right. The Company shall have the right (but not the obligation) to repurchase (the “Repurchase Right”) all or any part of the Unvested Shares in the event that the Purchaser’s Continuous Service terminates for any reason. Upon exercise of the Repurchase Right, the Purchaser shall be obligated to sell his or her Unvested Shares to the Company, as provided in this Section 4. In the event the Company does not exercise the Repurchase Right with respect to all of the Unvested Shares, the Company shall nevertheless continue to have the “Right of First Refusal” with respect to any remaining Unvested Shares during the period and as set forth in Section 5 below.

(b) Consideration for Repurchase Right. The repurchase price of the Unvested Shares (the “Repurchase Price”) shall be equal to the Purchase Price of such Unvested Shares.

(c) Procedure for Exercise of Reconveyance Option. For sixty (60) days after the Termination Date or other event described in this Section 4, the Company may exercise the Repurchase Right by giving Purchaser and/or any other person obligated to sell written notice of the number of Unvested Shares which the Company desires to purchase. The Repurchase Price for the Unvested Shares (as determined pursuant to Section 4(b)) shall be payable, at the option of the Company, by check or by cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company, or by any combination thereof. In the event the Company does not exercise the Repurchase Right with respect to all of the unvested Shares, the Company shall nevertheless continue to have the Right of First Refusal with respect to any such remaining Unvested Shares as set forth in Section 5 below.

(d) Notification and Settlement. In the event that the Company has elected to exercise the Repurchase Right as to part or all of the Unvested Shares within the period described above, Purchaser or such other person shall deliver to the Company certificate(s) representing the Shares to be acquired by the Company within thirty (30) days following the date of the notice from the Company. The Company shall deliver to Purchaser against delivery of the Unvested Shares, checks of the Company payable to Purchaser and/or any other person obligated to transfer the Unvested Shares in the aggregate amount of the purchase price to be paid as set forth in paragraph 4(b) above.

(e) Deposit of Unvested Shares. Purchaser shall deposit with the Company certificates representing the Unvested Shares, together with a duly executed stock assignment separate from certificate in blank, which shall be held by the Secretary of the Company. Purchaser shall be entitled to vote and to receive dividends and distributions on all such deposited Shares.

(f) Termination. The provisions of this Section 4 shall automatically terminate, and the Unvested Shares shall not be subject to the Repurchase Right (and thus shall become Vested Shares) in accordance with Section 4(g) below.

(g) Notwithstanding Section 3, if Purchaser holds Shares at the time a Change in Control occurs, all Repurchase Rights shall automatically terminate immediately prior to the consummation of such Change in Control and the Shares subject to those terminated Repurchase Rights shall immediately vest in full except to the extent that this Agreement is continued, assumed, or substituted for by the acquiring or successor entity (or parent thereof) in connection with such Change in Control. Notwithstanding the foregoing sentence, if pursuant to a Change in Control the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and the purchase price), then the Repurchase Rights shall not terminate and vesting of the Shares shall not accelerate in connection with such Change in Control.

5. Right of First Refusal.

(a) The Shares acquired pursuant to this Agreement that are subject to the Repurchase Right may be sold by the Purchaser only in compliance with the provisions of this Section 5, and subject in all cases to compliance with the provisions of Section 6 hereof. Prior to any intended sale, Purchaser shall first give written notice (the “Offer Notice”) to the Company specifying (i) his or her bona fide intention to sell or otherwise transfer such Shares, (ii) the name and address of the proposed purchaser(s), (iii) the number of Shares the Purchaser proposes to sell (the “Offered Shares”), (iv) the price for which he or she proposes to sell the Offered Shares, and (v) all other material terms and conditions of the proposed sale.

(b) Within 30 days after receipt of the Offer Notice, the Company or its nominee(s) may elect to purchase all or any portion of the Offered Shares at the price and on the terms and conditions set forth in the Offer Notice by delivery of written notice (the “Acceptance Notice”) to the Purchaser specifying the number of Offered Shares that the Company or its nominee(s) elect to purchase. Within 15 days after delivery of the Acceptance Notice to the Purchaser, the Company and/or its nominee(s) shall deliver to the Purchaser a check in the amount of the purchase price of the Offered Shares to be purchased pursuant to this Section 5, against delivery by the Purchaser of a certificate or certificates representing the Offered Shares to be purchased, duly endorsed for transfer to the Company or such nominee(s), as the case may be. However, (i) should the purchase price specified in the Offered Notice be payable in property other than cash or evidences of indebtedness, the Company or its nominee(s) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property, and (ii) if there is no purchase price for the intended disposition, the Company or its nominee(s) shall have the right to purchase any or all of the Offered Shares for a purchase price in the form of cash equal in amount to the value of such Offered Shares. If the Purchaser and the Company or its nominee(s) cannot agree on such cash value within ten (10) days after the Company’s receipt of the Offer Notice, the valuation shall be made by an appraiser of recognized standing selected by the Purchaser and the Company or its nominee(s) or, if they cannot agree on an appraiser within ten (10) days after the Company’s receipt of such notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value.

(c) If the Company and/or its nominee(s) do not elect to purchase all of the Offered Shares, the Purchaser shall be entitled to sell the balance of the Offered Shares to the purchaser(s) named in the Offer Notice at the price specified in the Offer Notice or at a higher price and on the terms and conditions set forth in the Offer Notice; provided, however, that any such sale or disposition must not be effected in contravention of the representations made by the Purchaser in Section 8 of this Agreement. Such sale or other transfer must be consummated within 60 days from the date of the Offer Notice and any proposed sale after such 60-day period may be made only by again complying with the procedures set forth in this Section 5.

(d) The Purchaser may transfer all or any portion of the Shares to a trust established for the sole benefit of the Purchaser and/or his or her spouse or children without such transfer being subject to the right of first refusal set forth in this Section 5, provided that the Shares so transferred shall remain subject to the terms and conditions of this Agreement and no further transfer of such Shares may be made without complying with the provisions of this Section 5.

(e) Any transferee of the Shares pursuant to this Section 5, shall hold the Shares subject to the terms and conditions of this Agreement and no further transfer of the Shares may be made without complying with the provisions of this Section 5.

(f) Until such time as the Company’s right of first refusal lapses and ceases to have effect pursuant to the provisions of Section 5(g), the stock certificates for the Shares purchased pursuant to this Agreement shall be endorsed with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR ENCUMBERED, EXCEPT IN CONFORMITY WITH THE TERMS OF A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR HIS PREDECESSOR IN INTEREST). SUCH AGREEMENT GRANTS CERTAIN RIGHTS OF FIRST REFUSAL TO THE COMPANY (OR ITS NOMINEE(S)) UPON THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR ENCUMBRANCE OF THE SHARES. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

(g) The rights provided the Company and its nominee(s) under this Section 5 shall terminate upon the closing of the initial public offering of shares of the Company’s Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act (a “Public Offering”), or immediately prior to the consummation of a Change in Control whereupon the Shares will be exchanged for shares of a successor corporation, which corporation is Publicly Held (as defined in the Plan).

6. Adjustments Upon Changes in Capital Structure. In the event that the outstanding Shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then Purchaser shall be entitled to new or additional or different shares of stock or securities, in order to preserve, as nearly as practical, but not to increase, the benefits of Purchaser under this Agreement, in accordance with the provisions of Section 4.2 of the Plan. Such new, additional or different shares shall be deemed “Shares” for purposes of this Agreement and subject to all of the terms and conditions hereof.

7. Shares Free and Clear. All Shares purchased by the Company pursuant to this Agreement shall be delivered by Purchaser free and clear of all claims, liens and encumbrances of every nature (except the provisions of this Agreement and any conditions concerning the Shares relating to compliance with applicable federal or state securities laws), and the purchaser thereof shall acquire full and complete title and right to all of the shares, free and clear of any claims, liens and encumbrances of every nature (again except for the provisions of this Agreement and such securities laws).

8. Investment Representations. The Purchaser acknowledges that he or she is aware that the Shares to be issued to him by the Company pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended. In this connection, the Purchaser warrants and represents to the Company as follows:

(a) The Purchaser is purchasing the Shares solely for the Purchaser’s own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof. The Purchaser also represents that the entire legal and beneficial interest of the Shares the Purchaser is purchasing is being purchased for, and will be held for the account of, the Purchaser only and neither in whole nor in part for any other person.

(b) The Purchaser has heretofore discussed the Company and its plans, operations and financial condition with its officers and that the Purchaser has heretofore received all such information as the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Shares of the Company and the Purchaser further represents and warrants that the Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(c) The Purchaser realizes that the purchase of the Shares is a highly speculative investment and represents that the Purchaser is able, without impairing the Purchaser’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the investment.

(d) The Company hereby discloses to the Purchaser and the Purchaser hereby acknowledges that:

(i) the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and such Shares must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available;

(ii) the share certificate representing the Shares will be stamped with the legends restricting transfer specified in this Agreement between the Company and the Purchaser; and

(iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

(e) The Purchaser understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one (1) year from the date of sale of the Shares to the Purchaser, and even then will not be available unless (i) a public trading market then exists for the Shares of the Company, (ii) adequate current public information concerning the Company is then available to the public, (iii) the Purchaser has been the beneficial owner and the Purchaser has paid the full Purchase Price for the Shares at least one (1) year prior to the sale, and (iv) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made by it only in limited amounts in accordance with such terms and conditions, as amended from time to time.

(f) Without in any way limiting any of the other provisions of this Agreement or its representations set forth above, the Purchaser further agrees that the Purchaser shall in no event make any disposition of all or any portion of the Shares which the Purchaser is purchasing unless and until:

(i) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii) (A) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Purchaser shall have furnished the Company with an opinion of counsel to the effect that such disposition will not require registration of such shares under the Act, and (C) such opinion of counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Purchaser of such concurrence.

9. Limitation of Company’s Liability for Nonissuance; Unpermitted Transfers.

(a) The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to Purchaser pursuant to this Agreement. The inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.

(b) The Company shall not be required to: (i) transfer on its books any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. In the event of a sale of Shares by the Purchaser pursuant to Section 5, the Purchaser shall furnish to the Company proof that such sale was made in compliance with the provisions of Section 5 as to price and general terms of such sale.

10. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: President, and if to the Purchaser, at his or her most recent address as shown in the employment or stock records of the Company.

11. Binding Obligations. All covenants and agreements herein contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their permitted successors and assigns.

12. Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.

13. Amendment. This Agreement may not be amended, waived, discharged, or terminated other than by written agreement of the parties.

14. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.

15. Assignment. Purchaser shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate his or her duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

16. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

17. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Purchaser and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Purchaser and the Company.

18. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.

19. No Agreement to Employ. Nothing in this Agreement shall affect any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Purchaser’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment agreement to which the Company and Purchaser may be a party.

20. “Market Stand-Off” Agreement. Purchaser agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Purchaser will not sell or otherwise dispose of any Purchased Shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

21. Tax Elections. Purchaser understands that Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the acquisition of the Shares. Purchaser acknowledges that Purchaser has considered the advisability of all tax elections in connection with the purchase of the Shares, including the making of an election under Section 83(b)

under the Internal Revenue Code of 1986, as amended (“Code”); Purchaser further acknowledges that the Company has no responsibility for the making of such Section 83(b) election. In the event Purchaser determines to make a Section 83(b) election, Purchaser agrees to timely provide a copy of the election to the Company as required under the Code.

22. Attorneys’ Fees. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and costs.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY: APPFOLIO, INC.	PURCHASER:

By:	Signature:

Name:	Print Name:
Title:

CONSENT AND RATIFICATION OF SPOUSE

The undersigned, the spouse of                     , a party to the attached Restricted Stock Purchase Agreement (the “Agreement”), dated as of                     , hereby consents to the execution of said Agreement by such party; and ratifies, approves, confirms and adopts said Agreement, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement, with respect to the Shares (as defined in the Agreement) made the subject of said Agreement in which the undersigned has an interest, including any community property interest therein.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date:
Spouse Signature

Print Spouse Name

83(B) ELECTION

This statement is being made pursuant to Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

1. The person who performed the services is:

Name:

Address:

Social Security No.:

Taxable Year:	200

2. The property with respect to which the election is being made is                                           shares (the “Shares”) of the common stock of AppFolio, Inc., a Delaware corporation.

3. The property was issued on                                         .

4. The property is subject to a repurchase right pursuant to which the issuer has the right to repurchase the Shares pursuant to the terms set forth in the Restricted Stock Purchase Agreement, dated                                         , between the issuer and the Employee. The repurchase price of any vested Shares shall be equal to the Fair Market Value of such vested Shares as of the termination date and the repurchase price for any unvested shares shall be equal to the original purchase price of such unvested Shares. The issuer’s repurchase right lapses on                     .

5. The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which the election is being made is $         per share.

6. The amount paid for such property is $         per share.

7. A copy of this statement was furnished to AppFolio, Inc., for whom Person rendered the service underlying the transfer of property.

Dated: , 200
Signature

Print Name

Spouse Signature

Print Name of Spouse

Assignment Separate From Certificate

FOR VALUE RECEIVED                                  hereby sells, assigns and transfers unto AppFolio, Inc., a Delaware corporation (the “Company”),                                  (                                ) shares of the                                  Capital Stock of                                  standing in                                  name on the books of said                                  represented by Certificate No.                      herewith and does hereby irrevocably constitute and appoints                                  Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:	Signature:

Print Name:

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